EXHIBIT 10.18

BURR-BROWN CORPORATION
CASH PROFIT-SHARING PLAN


          PURPOSE OF THE PLAN

This  Cash Profit-Sharing Plan is intended to promote
the  interests of Burr-Brown Corporation, a  Delaware
corporation   (the   "Corporation"),   by   providing
eligible   individuals  with   the   opportunity   to
participate  in a profit-sharing program  which  will
provide   them   with  a  meaningful   incentive   to
contribute to the Corporation's financial success.

          DEFINITIONS

          Board shall mean the Corporation's Board of Directors.

           Bonus Pool shall mean that portion of the Corporation's Pre-Tax Profit for the fiscal year ending within the Earn-Out Period which the Board determines in its sole discretion to allocate to the Plan for distribution pursuant to the provisions of
Article V.

           Earn-Out  Period shall mean  the  fourteen
(14)-month  period  commencing  on  January  1   each
calendar year and ending on the last business day  of
February  in  the  succeeding  calendar  year.    The
initial  Earn-Out Period shall begin January 1,  1995
and end February 29, 1996.

           Disability shall mean the inability of the
Participant  to  engage  in any  substantial  gainful
activity  by  reason  of  any medically  determinable
physical  or mental impairment expected to result  in
death  or  to  continue for a period of  twelve  (12)
consecutive months or more.

           Eligible  Earnings shall mean the  regular
base  salary paid to the Participant for the calendar
year  ending  within the Earn-Out  Period  (including
commissions), plus any pre-tax contributions made  by
the   Participant  for  such  calendar  year  to  any
Internal  Revenue Code Section 401(k) salary deferral
plan or any Section 125 cafeteria benefit program now
or  hereafter  established by the  Corporation.   The
following items of compensation shall not be included
in   Base   Salary:   (1)  all  shift  differentials,
overtime payments, bonuses, medical leave pay, profit-
sharing   distributions  and   other   incentive-type
payments,  including profit-sharing  awards  received
under  this Plan, (ii) the matching contributions  or
deferred  profit-sharing contributions  made  by  the
Corporation  under the Future Investment  Trust,  and
(iii)  any and all contributions (other than Internal
Revenue   Code   Section  401(k)   or   Section   125
contributions)  made on the Participant's  behalf  by
the Corporation under any employee benefit or welfare
plan now or hereafter established.  In no event shall
the   Eligible  Earnings  of  any  Participant   with
commission income exceed the maximum of the pay range for the individual for the calendar year ending within the Earn-Out Period.

           Employee shall mean any individual in  the
regular  employ (including regular part-time  employ)
of   the  Corporation  and  shall  exclude  (i)   any
individual employed on a temporary basis, whether the services of that individual are obtained through a temporary placement agency or leasing organization or by direct hire by the Corporation, and (ii) any independent consultant or advisor.

           Early Retirement shall mean the status of any Employee who, at termination date of active employment, has attained the age of sixty (60) years with ten (10) years continuous service.

           Normal Retirement shall mean the status of
any  Employee  who,  at termination  date  of  active
employment,  has attained the age of sixty-five  (65)
years with five (5) years continuous service.

           Participant shall mean any Employee who participates in the Plan in accordance with the eligibility provisions of Article IV.

          Payment Date shall mean the last day of the Earn-Out Period and shall be the date on which the Bonus Pool for that Earn-Out Period is to be actually distributed.

          Plan shall mean this Burr-Brown Corporation
Cash Profit-Sharing Plan, as amended from time to time.

            Plan   Administrator   shall   mean   the
Compensation Committee of the Board in its capacity as administrator of the Plan.

          Pre-Tax Profit shall mean the Corporation's
pre-tax profit for the fiscal year ending within  the
Earn-Out  Period, as determined on the basis  of  the
consolidated  profits  of  the  Corporation  and  its
subsidiaries  for  such fiscal  year,  calculated  in
accordance   with   generally   accepted   accounting
principles,  consistently applied, and  confirmed  by
independent  audit, and without reduction  or  offset
for  any federal, state or local income taxes payable
on  such profits.  Pre-Tax Profit shall, however,  be
subject to the following adjustments:  (i) all  items
of income, gain, loss or expense for such fiscal year
determined   by   the   Plan  Administrator   to   be
extraordinary or unusual in nature and  not  incurred
or  realized in the ordinary course of business shall
be  excluded from the calculation of Pre-Tax  Profit,
whether   or  not  such  items  would  otherwise   be
considered to be extraordinary in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board, and (ii) any profit or loss arising from operations acquired or sold by the Corporation during the course of such fiscal year will be taken into account in the calculation of Pre-
Tax Profit only to the extent the Plan Administrator may under the circumstances deem it appropriate in its absolute discretion.

          Profit-Sharing Award shall mean the portion of the Bonus Pool distributable to each Participant pursuant to the formula provisions of Article V.

     III. ADMINISTRATION OF THE PLAN

            A.     The   Board  shall  have  complete
discretion to determine the portion (if any) of the Pre-Tax Profit for the fiscal year to be allocated to the Bonus Pool for the Earn-Out Period in which that fiscal year ends. The portion so allocated may vary for each Earn-Out Period, and the Board may determine that no Bonus Pool is to be created for one or more
Earn-Out Periods.

           B.    The  Compensation Committee as  Plan
Administrator  shall  have full power  and  authority
(subject  to the provisions of the Plan) to establish
such rules and regulations as it may deem appropriate
for  proper  plan  administration and  to  make  such
determinations  under, and issue such interpretations
of,  the  Plan  as it may deem advisable.   The  Plan
Administrator shall be responsible for determining the individuals eligible to share in the Bonus Pool for each Earn-Out Period and calculating the portion of that Bonus Pool allocable to each Participant in accordance with the Article V formula. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan.


     IV.  ELIGIBILITY

Each  individual who is an Employee at the  start  of
the  Earn-Out Period and each individual subsequently
hired  by the Corporation as an Employee during  such
Earn-Out  Period  shall qualify as a Participant  for
that Plan Year.  However, no Participant shall accrue
any right to share in the Bonus Pool for a particular
Earn-Out  Period until the last day of that  Earn-Out
Period.    Accordingly,  no  Participant   shall   be
entitled  to  a Profit-Sharing Award for an  Earn-Out
Period,  unless he or she (i) continues  in  Employee
status  through the last day of that Earn-Out  Period
or (ii) terminates active Employee status during such
Earn-Out   Period  by  reason  of  Early  or   Normal
Retirement,   death  or  Disability.   A  Participant
entitled   to  receive  a  Profit-Sharing  Award   in
accordance with the foregoing criteria shall be designated an Eligible Participant as of the last day of that Earn-Out Period.

      V.    BONUS  POOL AND INDIVIDUAL PROFIT-SHARING
AWARDS

           A.    The Board shall determine the amount
of  the  Pre-Tax  Profit for the fiscal  year  to  be
allocated  to the Bonus Pool for the Earn-Out  Period
in  which  that fiscal year ends.  Such determination
may be made at any time before or after the start  of
the applicable Earn-Out Period, and there shall be no
requirement that a Bonus Pool be established for  one
or  more particular Earn-Out Periods.  Any Bonus Pool
in  fact established for an Earn-Out Period shall  be
allocated   among   the  Eligible   Participants   in
accordance with the provisions of Section V. B below.

           B.    The portion of the Bonus Pool to  be
allocated as a Profit-Sharing Award to each  Eligible
Participant (as determined under Article IV) may be comprised of two separate components as follows:

                Fixed  Award:   The  first  component
shall  be  a  fixed dollar amount, up  to  a  maximum
threshold  for each Eligible Participant  established
by  the Plan Administrator prior to the Payment Date.
Such dollar amount shall be subject to pro-ration for
Eligible  Participants who do not  complete  fourteen
(14) months of active Employee status in the Earn-Out
Period, either because they became Participants after
the  start  of  the Earn-Out Period Period  or  their
status  changed  to medical leave  or  because  their
status as active Employees terminated during the Earn-
Out by reason of Early or Normal Retirement, death or
Disability.   Such pro-ration shall  be  effected  by
multiplying  the fixed dollar amount by  a  fraction,
the numerator of which is the number of full calendar
months   for  which  the  individual  was  an  active
Employee   during  the  Earn-Out   Period   and   the
denominator of which is fourteen (14).

                Variable  Award: To  the  extent  any
amount  remains  in the Bonus Pool  after  the  Fixed
Awards have been allocated, the balance of the  Bonus
Pool shall be allocated to the Eligible Participants in accordance with their Eligible Earnings for the calendar year ending within the Earn-Out Period.


     VI.  DISTRIBUTION OF PROFIT-SHARING AWARD

Profit-Sharing   Awards  shall   be   paid   to   the
Participants by check in a lump-sum distribution on the Payment Date. However, within the first one hundred twenty (120) days after the start of any Earn-
Out Period (other than the Earn-Out Period which began on January 1, 1995), the Plan Administrator may in its sole discretion determine that all or a specified portion of the Profit-Sharing Awards for that Earn-Out Period is to be contributed on behalf of the Eligible Participants as a deferred profit-sharing contribution to the Burr-Brown Corporation
Future Investment Trust.

     VII. PLAN DURATION AND AMENDMENT

The  Plan  shall become effective as  of  January  1,
1995.   No  Participant shall accrue  any  rights  to
receive a Profit-Sharing Award for a particular Earn-
Out  Period until the Payment Date for that  Earn-Out
Period.    Accordingly,  the  Board   in   its   sole
discretion may amend or terminate the Plan at any time prior to the Payment Date in effect for a particular Earn-Out Period.

     VIII.     NON-TRANSFERABILITY

The right to receive a Profit-Sharing Award under the
Plan  may  not be transferred, assigned,  pledged  or
encumbered.  Should a Participant die before  receipt
of  any  Profit-Sharing Award  to  which  he  or  she
becomes  entitled under Article V,  then  that  award
shall   be   paid  to  the  Participant's  designated
beneficiary under the Corporation's Future Investment
Trust.    In   the  absence  of  such  a   designated
beneficiary,  the  payment  shall  be  made  to   the
Participant's estate.

     IX.  WITHHOLDING

All  Profit-Sharing Awards paid under the Plan  shall
be  subject  to the Corporation's collection  of  all
applicable  Federal,  state  and  local  income   and
employment taxes required to be withheld therefrom.

     X.   NO EMPLOYMENT RIGHTS

Nothing in the Plan shall confer upon a Participant any right to continue in Employee status for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of the Participant, which rights are hereby expressly reserved by each, to terminate the Employee status of the Participant at any time for any reason, with or without cause.


     XI.  GOVERNING LAW

The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Arizona without resort to that State's conflict-of-laws rules.

           IN WITNESS WHEREOF, Burr-Brown Corporation has caused this instrument to be executed on by its behalf by it duly-authorized officer as of the 21st day of April, 1995.


     BURR-BROWN CORPORATION


     BY:  SYRUS P. MADAVI
          SYRUS P. MADAVI

     TITLE:PRESIDENT AND CHIEF EXECUTIVE OFFICER